1 NEWS RELEASE FOR IMMEDIATE RELEASE U.S. CONCRETE REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS Record Revenue, Adjusted EBITDA and Adjusted EPS per Diluted Share for 2015 Fourth Quarter 2015 Highlights Compared to Fourth Quarter 2014 • Adjusted earnings per diluted share increased 80.4% to $0.92 • Adjusted EBITDA increased 72.1% to $32.7 million • Adjusted EBITDA margin improved 180 basis points to 12.4% • Consolidated revenue grew 46.8% to $263.6 million • Ready-mixed concrete revenue increased 50.0% to $238.1 million • Ready-mixed concrete sales volume rose 37.5% to approximately 1.9 million cubic yards • Ready-mixed concrete average sales price improved 9.0% to $125.41 per cubic yard • Aggregate products revenue increased 20.1% to $16.9 million • Aggregate products segment adjusted EBITDA margin improved 490 basis points to 27.3% • Acquired a strong strategic position in aggregate and ready-mixed concrete operations in the U.S. Virgin Islands. Full Year 2015 Highlights Compared to Full Year 2014 • Adjusted earnings per diluted share increased 73.3% to $4.28 • Adjusted EBITDA increased 69.6% to $131.9 million • Adjusted EBITDA margin improved 250 basis points to a record 13.5% • Free cash flow increased to $81.8 million, representing 62.0% of adjusted EBITDA • Consolidated revenue increased 38.5% to $974.7 million • Ready-mixed concrete revenue increased 38.5% to $876.6 million • Ready-mixed concrete volume rose 23.6% to approximately 7.0 million cubic yards • Ready-mixed concrete average sales price improved 11.8%, to $123.98 per cubic yard • Aggregate products revenue increased 14.9% to $60.4 million • Completed 8 acquisitions, consisting of 5 aggregates facilities and 22 ready-mixed concrete facilities, strengthening the Company's ready mix presence and vertically integrated capabilities across its geographic footprint. EULESS, TEXAS – March 3, 2016 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, today reported results for the fourth quarter and year ended December 31, 2015. In the fourth quarter of 2015, Adjusted EBITDA increased to $32.7 million, compared to $19.0 million in the prior

2 year quarter. Adjusted EBITDA margin as a percentage of revenue improved to 12.4%, compared to 10.6% in the prior year quarter. William J. Sandbrook, Chief Executive Officer of U.S. Concrete, stated “We are very pleased with our progress and execution in 2015 and remain committed to our long-term growth strategy of establishing leadership positions in our regional markets. We continue to expand our operations through acquisitions that extend our vertical integration and geographic presence. Our outstanding financial results for 2015 reflect the success we are achieving in our markets under our strategic approach. The underlying fundamentals for continued improved volumes and pricing remain very strong for our business. We achieved a record Adjusted EBITDA margin of 13.5% for the full year of 2015, representing a 250 basis point increase compared to the prior year. This improvement demonstrates the successful steps we have taken during the past four years to further solidify our leadership positions and enhance our vertically integrated capabilities within our core markets. Our disciplined program of completing and integrating accretive acquisitions on a selective basis has also contributed to our EBITDA margin expansion." Mr. Sandbrook continued, “The fourth quarter was a continuation of progress with higher ready-mixed concrete and aggregates volume and price on our scalable platform driving year-over-year Adjusted EBITDA growth for the 12th straight quarter. All of our major metropolitan regions contributed to our increased revenue and gross profit for the fourth quarter and full year, with our major markets continuing to exhibit favorable construction environments. Our primary commercial end markets, including the Texas regions in which we operate, remained robust. In addition, we are actively executing on opportunities to consolidate our ready-mix markets to further enhance our competitive position in the industry. We are strengthening our aggregates positions around our ready-mix operations and gaining significant benefits from our internal shipments, along with our ability to serve customers at multiple points on the construction materials value chain. Our recent expansion into the U.S. Virgin Islands ready-mix and aggregates market is performing in line with our plan and we remain well situated to capitalize on additional growth opportunities within the Southeast U.S. and Caribbean basin." Mr. Sandbrook concluded, “As we look to the full year 2016 we are optimistic on the prospects for growth in new and existing markets and our acquisition pipeline remains healthy. We have established our Company in defensible, well-structured markets with leading share positions that we believe provide us with a more resilient operating platform as we move forward. We expect our markets to continue to outpace the national average for construction starts allowing us to maintain our relentless focus on our two-pronged strategy to (i) grow organically through operating excellence, superior product delivery and service and (ii) expand through acquisitions that bolster our existing market positions and capitalize on opportunities in new high- growth markets. We expect to produce additional Adjusted EBITDA in 2016 through the disciplined execution of our strategic growth plan which should lead to increased value for our stockholders."

3 FOURTH QUARTER 2015 RESULTS Consolidated Results Consolidated revenue for the fourth quarter of 2015 increased 46.8% to $263.6 million, compared to $179.5 million in the prior year quarter, attributable to higher revenue from ready-mixed concrete and aggregate products. Acquisitions made since 2014 contributed $75.8 million of revenue to the fourth quarter of 2015. Consolidated gross profit increased $19.7 million to $53.4 million with a 150 basis point expansion in gross margin compared to the prior year quarter. SG&A expenses for the quarter were $24.1 million, compared to $18.4 million in the prior year quarter. As a percentage of revenue, SG&A expenses improved to 9.2% compared to 10.3% in the prior year quarter. Excluding non-cash stock compensation and acquisition related legal and professional fees, SG&A was 8.6% of revenue compared to 8.8% in the prior year quarter, with the improvement mainly attributable to higher revenue which more than offset additional personnel costs to support sustained growth. Consolidated adjusted EBITDA of $32.7 million, increased $13.7 million with a 180 basis point expansion in margin compared to the prior year quarter. Adjusted net income was $14.7 million, or $0.92 per diluted share, compared to $7.1 million, or $0.51 per diluted share, in the prior year quarter. Adjusted net income in each period excludes non-core items such as a non-cash loss related to derivatives attributable to the fair value changes in the Company's warrants of $13.6 million in the fourth quarter of 2015 and $1.3 million in the fourth quarter of 2014. The non-cash loss in each period was due to the increase in the price of the Company's stock during the respective fourth quarter periods. Adjusted net income for the fourth quarter of 2015 also excludes the impact of a significant tax benefit of $27.3 million which primarily represents the reversal of the valuation allowance on the Company's deferred tax asset at year end 2015 based on the Company's improved financial performance and expectation for future results. Net income calculated in accordance with GAAP, which includes the impact of the derivative loss as well as non-cash stock compensation, acquisition-related professional fees and tax benefits, was $24.7 million, or $1.53 per diluted share, compared to net income of $0.9 million, or $0.06 per diluted share, in the prior year quarter. Ready-Mixed Concrete Revenue from the ready-mixed concrete segment increased $79.3 million, or 50.0%, compared to the prior year quarter driven by both volume and pricing. The Company’s ready-mixed concrete sales volume was 1.9 million cubic yards, up 37.5% compared to the prior year quarter including the favorable impact of acquisitions. Ready-mixed concrete average sales price per cubic yard increased $10.36, or 9.0%, to $125.41 compared to $115.05 in the prior year quarter. Ready-mixed concrete adjusted EBITDA of $31.7 million, increased 50.4% compared to the prior year quarter. Ready-mixed raw material spread margin improved 20 basis points year-over-year to 48.6%. Acquisitions made since 2014 contributed 458,000 cubic yards, $65.4 million of revenue and $7.2 million of EBITDA to the ready-mixed concrete segment during the fourth quarter of 2015. Ready-mixed concrete backlog at the end of the fourth quarter of 2015 was approximately 6.2 million cubic yards, up 29.2% compared to the end of the fourth quarter of 2014.

4 Aggregate Products Aggregate products segment revenue increased $2.8 million, or 20.1%, to $16.9 million due to increased volume and pricing, along with the favorable impact of acquisitions. Aggregate products sales volume of 1.4 million tons increased 159,000 tons, an improvement of 13.0% compared to the prior year quarter. Aggregate products average sales price per ton increased 14.2% to $10.95 compared to the prior year quarter. Aggregate products adjusted EBITDA of $4.6 million, increased 46.4% compared to the prior year quarter. LIQUIDITY AND CAPITAL RESOURCES The Company’s free cash flow in the fourth quarter of 2015 was $36.1 million, compared to $17.9 million in the prior year quarter. The increase in free cash flow was due to improved financial performance and continued focus of management on working capital. Cash provided by operating activities in the fourth quarter of 2015 was $47.5 million compared to $20.4 million in the prior year quarter. The company's free cash flow for the full year of 2015 was $81.8 million compared to $22.0 million in the prior year. Cash provided by operating activities in 2015 was $104.3 million, an increase of 104.8% compared to the prior year. At December 31, 2015, the Company had cash and cash equivalents of $3.9 million and total debt of $281.7 million, resulting in net debt of $277.8 million. The net debt increased by $87.6 million from December 31, 2014 due to the successful deployment of capital for the execution of our acquisition strategy and capital expenditures for mixer trucks and plant improvements to support the growing demand in our markets. On November 18, 2015, we completed an amendment to our existing senior secured credit facility which increased our borrowing capacity from $175 million to $250 million and allows for extension of the maturity date to 2020. ACQUISITIONS In October 2015, the Company acquired Heavy Materials, LLC ("Heavy") and Spartan Concrete Products, LLC ("Spartan"), two strategically integrated companies located in the U.S. Virgin Islands, serving key Caribbean markets with strong demand. Heavy is the largest producer of aggregates and ready-mixed concrete in the U.S. Virgin Islands through two quarries with total reserves of 40 million tons, four ready-mixed concrete batch plants and a fleet of 32 mixer trucks. Heavy also leases an industrial waterfront property that it uses as a marine terminal and sales yard. Heavy is a key supplier of aggregates to Spartan, a leading local ready-mixed concrete producer, operating one batch plant and 16 mixer trucks. The combined operations of Heavy and Spartan creates a stronger vertically integrated platform for growth to serve an extensive base of new and existing customers throughout the U.S. Virgin Islands and greater Caribbean basin. CONFERENCE CALL U.S. Concrete has scheduled a conference call for Thursday, March 3, 2016 at 10:00 a.m. Eastern time, to review its fourth quarter 2015 results. To participate in the call, dial Toll-free: (877) 312-8806 – Conference ID: 45291348 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be

5 available after the call under the investor relations section of the Company’s website at www.us-concrete.com. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the Web, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, an archive will be available shortly after the call under the investor relations section of the Company’s website at www.us-concrete.com. USE OF NON-GAAP FINANCIAL MEASURES This press release uses the non-GAAP financial measures “adjusted EBITDA,” “adjusted net income (loss),” “adjusted net income from continuing operations,” “adjusted net income from continuing operations before income taxes,” “adjusted EBITDA margin,” “free cash flow” and “net debt.” The Company has included adjusted EBITDA and adjusted EBITDA margin in this press release because it is widely used by investors for valuation and comparing the Company’s financial performance with the performance of other building material companies. The Company also uses adjusted EBITDA and adjusted EBITDA margin to monitor and compare the financial performance of its operations. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes, and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures that other companies report. The Company considers free cash flow to be an important indicator of its ability to service debt and generate cash for acquisitions and other strategic investments. The Company believes that net debt is useful to investors as a measure of its financial position. The Company presents adjusted net income (loss) from continuing operations, adjusted net income from continuing operations before taxes, adjusted net income (loss) from continuing operations per share, and adjusted net income from continuing operations before income taxes per share to provide more consistent information for investors to use when comparing operating results for the fourth quarter and full year of 2015 to the fourth quarter and full year of 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. See the attached “Additional Statistics” for reconciliation of each of these non-GAAP financial measures to the most comparable GAAP financial measures for the quarters and years ended December 31, 2015 and 2014. ABOUT U.S. CONCRETE U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 146 standard ready-mixed concrete plants, 16 volumetric ready-mixed concrete facilities, and 14 producing aggregates facilities. During 2015, U.S. Concrete produced approximately 7.0 million cubic yards of ready-mixed concrete and approximately 4.9 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com.

6 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions in the U.S. Virgin Islands; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready-mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2015. (Tables Follow)

7 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (Unaudited) Three Months Ended December 31, Twelve Months Ended December 31, 2015 2014 2015 2014 Revenue $ 263,573 $ 179,510 $ 974,717 $ 703,714 Cost of goods sold before depreciation, depletion and amortization 210,137 145,780 768,839 573,318 Selling, general and administrative expenses 24,125 18,415 87,978 61,850 Depreciation, depletion and amortization 12,159 7,457 43,570 23,849 Loss on revaluation of contingent consideration, net 2,319 — 932 — Gain on sale of assets, net (473) (319) (468) (625) Income from operations 15,306 8,177 73,866 45,322 Interest expense, net (5,768) (5,286) (21,734) (20,431) Derivative loss (13,615) (1,250) (60,016) (3,556) Gain on extinguishment of debt — 11 — 11 Other income, net 1,338 779 3,569 2,385 (Loss) income from continuing operations before income taxes (2,739) 2,431 (4,315) 23,731 Income tax (benefit) expense (27,330) 616 (30,135) 2,156 Net income from continuing operations 24,591 1,815 25,820 21,575 Income (loss) from discontinued operations, net of taxes 71 (948) (320) (993) Net income $ 24,662 $ 867 $ 25,500 $ 20,582 Basic income (loss) per share: Income from continuing operations $ 1.70 $ 0.13 $ 1.83 $ 1.59 Loss from discontinued operations, net of taxes 0.00 (0.07) (0.02) (0.07) Net income per share – basic $ 1.70 $ 0.06 $ 1.81 $ 1.52 Diluted income (loss) per share: Income from continuing operations $ 1.53 $ 0.13 $ 1.66 $ 1.55 Loss from discontinued operations, net of taxes 0.00 (0.07) (0.02) (0.07) Net income per share – diluted $ 1.53 $ 0.06 $ 1.64 $ 1.48 Weighted average shares outstanding: Basic 14,475 13,545 14,080 13,541 Diluted 16,071 13,925 15,560 13,898

8 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) December 31, 2015 December 31, 2014 ASSETS Current assets: Cash and cash equivalents $ 3,925 $ 30,202 Trade accounts receivable, net 171,256 114,902 Inventories 36,726 31,722 Deferred income taxes — 1,887 Prepaid expenses 4,450 3,965 Other receivables 7,765 6,519 Assets held for sale — 3,779 Other current assets 2,374 301 Total current assets 226,496 193,277 Property, plant and equipment, net 248,123 176,524 Goodwill 100,204 50,757 Intangible assets, net 95,754 31,720 Deferred income taxes 30,875 — Other assets 11,450 8,250 Total assets $ 712,902 $ 460,528 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 80,419 $ 48,705 Accrued liabilities 79,996 50,391 Current maturities of long-term debt 9,386 5,104 Liabilities held for sale — 902 Derivative liabilities 67,401 25,246 Total current liabilities 237,202 130,348 Long-term debt, net of current maturities 272,363 215,333 Other long-term obligations and deferred credits 38,416 6,940 Deferred income taxes — 6,427 Total liabilities 547,981 359,048 Commitments and contingencies Equity: Preferred stock, $0.001 par value per share (10,000 shares authorized; none issued) — — Common stock, $0.001 par value per share (100,000 shares authorized; 15,713 and 14,675 shares issued, respectively; and 14,871 and 13,978 shares outstanding, respectively) 16 15 Additional paid-in capital 201,015 156,745 Accumulated deficit (17,243) (42,743) Treasury stock, at cost (842 and 697 common shares, respectively) (18,867) (12,537) Total equity 164,921 101,480 Total liabilities and equity $ 712,902 $ 460,528

9 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Twelve Months Ended December 31, 2015 2014 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 25,500 $ 20,582 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion and amortization 43,570 23,849 Debt issuance cost amortization 1,795 1,679 Gain on extinguishment of debt — (11) Amortization of discount on long-term incentive plan and other accrued interest 427 425 Net loss on derivative 60,016 3,556 Loss on impairment of long-lived assets — 900 Net loss on revaluation of contingent consideration 932 — Net gain on sale of assets (275) (1,265) Deferred income taxes (37,428) 864 Provision for doubtful accounts and customer disputes 4,198 1,533 Stock-based compensation 5,824 3,655 Changes in assets and liabilities, excluding effects of acquisitions: Accounts receivable (37,766) (13,466) Inventories (383) (2,534) Prepaid expenses and other current assets (1,094) 217 Other assets and liabilities, net (1,341) (380) Accounts payable and accrued liabilities 40,286 11,311 Net cash provided by operating activities 104,261 50,915 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property, plant and equipment (24,977) (32,584) Payments for acquisitions (135,347) (89,602) Proceeds from disposals of property, plant and equipment 1,312 3,708 Proceeds from disposals of business units 1,177 — Net cash used in investing activities (157,835) (118,478) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from revolver borrowings 206,809 213 Repayments of revolver borrowings (161,809) (213) Repayments of debt (117) — Proceeds from exercise of stock options and warrants 546 396 Payments of other long-term obligations (2,298) (2,250) Payments for other financing (8,611) (5,194) Debt issuance costs (893) (974) Payments for share repurchases — (4,824) Other treasury share purchases (6,330) (2,056) Net cash provided by (used in) financing activities 27,297 (14,902) NET DECREASE IN CASH AND CASH EQUIVALENTS (26,277) (82,465) CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 30,202 112,667 CASH AND CASH EQUIVALENTS AT END OF PERIOD $ 3,925 $ 30,202

10 U.S. CONCRETE, INC. ADDITIONAL STATISTICS (Unaudited) We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our adjusted EBITDA, adjusted EBITDA margin and Free Cash Flow for the quarters and years ended December 31, 2015 and 2014, and Net Debt as of December 31, 2015 and December 31, 2014 and (2) corresponding reconciliations to GAAP financial measures for the quarters and year ended December 31, 2015 and 2014 and as of December 31, 2015 and December 31, 2014. We have also provided below (1) the impact of non-cash stock compensation expense, derivative losses, gain (loss) on extinguishment of debt, non-cash gain (loss) on revaluation of contingent consideration, acquisition-related professional fees, and officer severance on net income (loss) and net income (loss) per share and (2) corresponding reconciliations to GAAP financial measures for the quarters and years ended December 31, 2015 and 2014. We have also shown below certain statistics for the quarters and years ended December 31, 2015 and 2014. We define adjusted EBITDA as our net income (loss) from continuing operations, plus the provision (benefit) for income taxes, net interest expense, depreciation, depletion and amortization, non-cash stock compensation expense, derivative (gain) loss, (gain) loss on extinguishment of debt, non-cash gain (loss) on revaluation of contingent consideration, and officer severance. We define adjusted EBITDA margin as the amount determined by dividing adjusted EBITDA by total revenue. We have included adjusted EBITDA and adjusted EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use adjusted EBITDA and adjusted EBITDA margin to monitor and compare the financial performance of our operations. Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of adjusted EBITDA may not be comparable to similarly titled measures other companies report. We define adjusted net income (loss) from continuing operations and adjusted net income (loss) from continuing operations per share as net income (loss) and net income (loss) per share excluding derivative loss, (gain) loss on extinguishment of debt, non-cash gain (loss) on revaluation of contingent consideration, impairment loss on long-lived assets, non-cash stock compensation expense, acquisition- related professional fees, officer severance, and income tax expense (benefit). We present adjusted net income (loss) from continuing operations and adjusted net income (loss) from continuing operations per share to provide more consistent information for investors to use when comparing operating results for the quarters and years ended December 31, 2015 and 2014. We define Free Cash Flow as cash provided by (used in) operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. We define Net Debt as total debt, including current maturities and capital lease obligations, minus cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

11 U.S. CONCRETE, INC. AND SUBSIDIARIES SELECTED REPORTABLE OPERATING AND FINANCIAL INFORMATION (In thousands, except average price amounts) (Unaudited) Three Months Ended Year-Over- Twelve Months Ended Year-Over- December 31, Year % December 31, Year % 2015 2014 Change 2015 2014 Change Ready-Mixed Concrete Average price per cubic yard (in dollars) $ 125.41 $ 115.05 9.0% $ 123.98 $ 110.85 11.8% Volume in cubic yards 1,893 1,377 37.5% 7,038 5,696 23.6% Aggregate Products Average price per ton (in dollars) $ 10.95 $ 9.59 14.2% $ 10.54 $ 9.40 12.1% Sales volume in tons 1,380 1,221 13.0% 4,919 4,650 5.8% Ready-Mixed Concrete Organic Year- Over-Year Growth (Like-for-Like) Average price per cubic yard (in dollars) 5.6% 7.8% Volume in cubic yards 9.2% 1.0%

U.S. CONCRETE, INC. AND SUBSIDIARIES
SELECTED REPORTABLE OPERATING AND FINANCIAL INFORMATION
(in thousands)

	(Unaudited) Three Months Ended December 31,		Twelve Months Ended December 31,	
	2015	**2014**	**2015**	**2014**
Revenue:				
Ready-mixed concrete				
Sales to external customers	$ 238,142	$ 158,810	$ 876,633	$ 632,787
Aggregate products				
Sales to external customers	9,128	8,591	34,191	31,662
Intersegment sales	7,812	5,518	26,248	20,956
Total aggregate products	16,940	14,109	60,439	52,618
Total reportable segment revenue	255,082	172,919	937,072	685,405
Other products and eliminations	8,491	6,591	37,645	18,309
Total revenue	$ 263,573	$ 179,510	$ 974,717	$ 703,714
Reportable Segment Adjusted EBITDA:				
Ready-mixed concrete	$ 31,678	$ 21,064	$ 131,940	$ 84,706
Aggregate products	4,624	3,159	14,996	10,549
Total reportable segment Adjusted EBITDA	36,302	24,223	146,936	95,255
Other products and eliminations	4,342	983	12,571	4,599
Corporate	(9,522)	(8,793)	(37,570)	(28,298)
Non-cash stock compensation expense	830	1,008	5,824	3,655
Acquisition-related professional fees	703	1,551	3,760	2,542
Officer severance	—	—	357	—
Total Adjusted EBITDA	$ 32,655	$ 18,972	$ 131,878	$ 77,753
Adjusted EBITDA margin	12.4%	10.6%	13.5%	11.0%
Reconciliation Of Total Adjusted EBITDA To Income (Loss) From Continuing Operations Before Income Taxes:				
Total Adjusted EBITDA	$ 32,655	$ 18,972	$ 131,878	$ 77,753
Depreciation, depletion and amortization	(12,159)	(7,457)	(43,570)	(23,849)
Interest expense, net	(5,768)	(5,286)	(21,734)	(20,431)
Corporate gain on early extinguishment of debt	—	11	—	11
Derivative loss	(13,615)	(1,250)	(60,016)	(3,556)
Non-cash loss on revaluation of contingent consideration	(2,319)	—	(932)	—
Non-cash stock compensation expense	(830)	(1,008)	(5,824)	(3,655)
Acquisition-related professional fees	(703)	(1,551)	(3,760)	(2,542)
Officer severance	—	—	(357)	—
(Loss) income from continuing operations before income taxes	$ (2,739)	$ 2,431	$ (4,315)	$ 23,731

12

13 U.S. CONCRETE, INC. AND SUBSIDIARIES SELECTED REPORTABLE OPERATING AND FINANCIAL INFORMATION (In thousands, except net income (loss) per share) (Unaudited) Three Months Ended Twelve Months Ended December 31, December 31, 2015 2014 2015 2014 Adjusted Net Income from Continuing Operations and EPS (Loss) income from continuing operations before income taxes $ (2,739) $ 2,431 $ (4,315) $ 23,731 Add: Derivative loss 13,615 1,250 60,016 3,556 Less: Gain on extinguishment of debt — (11) — (11) Add: Loss on impairment of long-lived assets — 900 — 900 Add: Non-cash stock compensation expense 830 1,008 5,824 3,655 Add: Acquisition-related professional fees 703 1,551 3,760 2,542 Add: Officer severance — — 357 — Add: Non-cash loss on revaluation of contingent consideration 2,319 — 932 — Adjusted income from continuing operations before income taxes 14,728 7,129 66,574 34,373 Income tax (benefit) expense — — — — Adjusted net income from continuing operations $ 14,728 $ 7,129 $ 66,574 $ 34,373 (Loss) income from continuing operations before income taxes per diluted share $ (0.17) $ 0.17 $ (0.28) $ 1.71 Impact of derivative loss 0.85 0.09 3.86 0.26 Impact of gain on extinguishment of debt — 0.00 — 0.00 Impact of loss on impairment of long-lived assets — 0.07 — 0.06 Impact of non-cash stock compensation expense 0.05 0.07 0.38 0.26 Impact of acquisition-related professional fees 0.05 0.11 0.24 0.18 Impact of officer severance — — 0.02 — Impact of non-cash loss on revaluation of contingent consideration 0.14 — 0.06 — Adjusted income from continuing operations before income taxes 0.92 0.51 4.28 2.47 Income tax (benefit) expense — — — — Adjusted net income from continuing operations per diluted share $ 0.92 $ 0.51 $ 4.28 $ 2.47 Free Cash Flow Reconciliation Net cash provided by operating activities $ 47,535 $ 20,372 $ 104,261 $ 50,915 Less: capital expenditures (12,214) (3,424) (24,977) (32,584) Plus: proceeds from the sale of property, plant and equipment 649 947 1,312 3,708 Plus: proceeds from the disposal of business units 125 — 1,177 — Plus: proceeds from other investing — — — — Free Cash Flow $ 36,095 $ 17,895 $ 81,773 $ 22,039 Net Debt Reconciliation As of As of December 31, 2015 December 31, 2014 Total debt, including current maturities and capital lease obligations $ 281,749 $ 220,437 Less: cash and cash equivalents 3,925 30,202 Net Debt $ 277,824 $ 190,235

14 Contact: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com